Exhibit 21
L3HARRIS TECHNOLOGIES INC.
SUBSIDIARIES AS OF AUGUST 22, 2019
(100% direct or indirect ownership by L3Harris Technologies, Inc., unless otherwise noted)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
1231670 Ontario Inc.	Canada
AeroElite Limited	United Kingdom
Aerosim Academy, Inc.	Florida
Aerosim Bangkok Company Limited	Thailand
Aerosim Technologies, Inc.	Minnesota
Aerosim Thai Company Limited	Thailand
Airline Placement Limited	United Kingdom
Airline Recruitment Limited	United Kingdom
Applied Defense Solutions, Inc.	Delaware
Applied Kilovolts Group Holdings Limited	United Kingdom
Applied Kilovolts Limited	United Kingdom
Asian Aviation Training Centre Ltd.	Thailand
ASV Global, L.L.C.	Louisiana
Autonomous Surface Vehicles Limited	United Kingdom
Autonomous Surface Vehicles, LLC	Louisiana
Aviation Communication & Surveillance Systems, LLC	Delaware
Aydin Yazilim ve Elektronik Sanayi A.S.	Turkey
Azimuth Security Pty Ltd	Australia
Azimuth Security Trust	Australia
Azimuth Security, LLC	Florida
Beijing MAPPS-SERI Technology Company Ltd.	China
C.K. Industrial Engineers Limited	United Kingdom
Calzoni S.r.l.	Italy
Combat Advanced Propulsion, LLC	Delaware
CR MSA LLC	Delaware
CTC Aviation Group Limited	United Kingdom
CTC Aviation Holdings Limited	United Kingdom
CTC Aviation International Limited	United Kingdom
CTC Aviation Services Limited	United Kingdom
CTC Aviation Training (UK) Limited.	United Kingdom
Defence Investments Limited	United Kingdom
DMRAC-Aviation Corporation - SGPS, Unipessoal LDA	Portugal
EAA – Escola de Aviação Aerocondor, S.A.	Portugal
Eagle Technology, LLC	Delaware
EDO (UK) Ltd.	United Kingdom
EDO MBM Technology Ltd.	United Kingdom
EDO Western Corporation	Utah
Electrodynamics, Inc.	Arizona
EMC S.r.l.	Italy
ESSCO Collins Limited	Ireland
Exelis Arctic Services	Delaware
Exelis Australia Holdings Pty Ltd	Australia
Exelis Australia Pty Ltd	Australia
Exelis Holdings, Inc.	Delaware
Exmac Automation Limited	United Kingdom
FAST Holdings Limited	United Kingdom

Name of Subsidiary	State or Other Jurisdiction of Incorporation
FAST Training Services Limited	United Kingdom
Felec Services, Inc.	Delaware
Flight Data Services Limited	United Kingdom
Flight Training Acquisitions LLC	Delaware
ForceX, Inc	Tennessee
G Air Advanced Training, Lda	Portugal
G Air II Maintenance, Lda	Portugal
G4U – Gestão de Activos Aeronáuticos, Sociedade, Lda	Portugal
Hamilton BioVentures, L.P.	Delaware
Harris Asia Pacific Sdn. Bhd.	Malaysia
Harris Atlas Systems LLC*	UAE
Harris C4i Pty Ltd	Australia
Harris Canada Systems, Inc.	Canada
Harris Cayman Ltd.	Cayman Islands
Harris Communications (Australia) Pty. Ltd.	Australia
Harris Communications (Spain), S. L.	Spain
Harris Communications FZCO	UAE
Harris Communications GmbH	Germany
Harris Communications Limited	Hong Kong
Harris Communications Malaysia Sdn. Bhd.	Malaysia
Harris Communications MH Spain, S. L.	Spain
Harris Communications Pakistan (Private) Limited	Pakistan
Harris Communications Systems India Private Limited	India
Harris Comunicações e Participações do Brasil Ltda.	Brazil
Harris Defence Ltd.	United Kingdom
Harris Denmark ApS	Denmark
Harris Denmark Holding ApS	Denmark
Harris Geospatial Solutions B.V.	Netherlands
Harris Geospatial Solutions France SARL	France
Harris Geospatial Solutions GmbH	Germany
Harris Geospatial Solutions Italia SRL	Italy
Harris Geospatial Solutions KK	Japan
Harris Geospatial Solutions UK Limited	United Kingdom
Harris Geospatial Solutions, Inc.*	Colorado
Harris Global Communications, Inc.	New York
Harris Holdco LLC	Delaware
Harris International Chile Limitada	Chile
Harris International Holdings, LLC	Delaware
Harris International Saudi Communications	Saudi Arabia
Harris International Venezuela, C.A.	Venezuela
Harris International, Inc.	Delaware
Harris Luxembourg Sarl	Luxembourg
Harris NV	Belgium
Harris Orthogon GmbH	Germany
Harris Pension Management Limited	United Kingdom
Harris Salam*	Qatar
Harris Solid-State (Malaysia) Sdn. Bhd.	Malaysia
Harris Systems Limited	United Kingdom
Honeywell TCAS Inc.	Delaware
Interstate Electronics Corporation	California
Jariet Technologies, Inc.	Delaware
L-3 Afghanistan, LLC	Delaware

Name of Subsidiary	State or Other Jurisdiction of Incorporation
L3 Applied Technologies, Inc.	Delaware
L3 Australia Group Pty Ltd	Australia
L3 Aviation Products, Inc.	Delaware
L-3 Brasil Importação, Exportação e Comércio Ltda.	Brazil
L-3 Centaur, LLC	Delaware
L3 Cincinnati Electronics Corporation	Ohio
L3 Commercial Training Solutions Limited	United Kingdom
L-3 Communications AIS GP Corporation	Delaware
L-3 Communications ASA Limited	United Kingdom
L-3 Communications Australia Pty Ltd	Australia
L-3 Communications Flight Capital LLC	Delaware
L-3 Communications Holding GmbH	Germany
L-3 Communications Hong Kong Limited	Hong Kong
L-3 Communications India Private Limited	India
L-3 Communications Integrated Systems L.P.	Delaware
L-3 Communications Investments Inc.	Delaware
L-3 Communications Korea Co., Ltd.	Korea
L-3 Communications Limited	United Kingdom
L-3 Communications Link Simulation and Training UK (Overseas) Limited	United Kingdom
L-3 Communications Singapore Pte. Ltd.	Singapore
L-3 Communications U.K. Ltd.	United Kingdom
L3 CTS Airline Academy (NZ) Limited	New Zealand
L3 CTS Airline and Academy Training Limited	United Kingdom
L-3 Domestic Holdings, Inc.	Delaware
L3 Doss Aviation, Inc.	Texas
L3 Electron Devices, Inc.	Delaware
L3 ESSCO, Inc.	Delaware
L3 Foreign Holdings, Inc.	Delaware
L3 Fuzing and Ordnance Systems, Inc.	Delaware
L-3 Global Holding UK Ltd.	United Kingdom
L3 International Australia Pty Ltd	Australia
L-3 International UK Ltd	United Kingdom
L3 Investments UK Holdings Ltd	United Kingdom
L3 Investments, LLC	Delaware
L3 Kenya LTD	Kenya
L3 Kigre, Inc.	Ohio
L3 Latitude, LLC	Arizona
L3 Magnet-Motor GmbH	Germany
L3 MAPPS INC.	Canada
L3 MAPPS Limited	United Kingdom
L3 MAPPS Sdn. Bhd.	Malaysia
L3 Micreo Pty Limited	Australia
L3 Oceania Pty Limited	Australia
L3 Open Water Power, Inc.	Delaware
L-3 Saudi Arabia LLC	Saudi Arabia
L3 Security and Detection Systems, Inc.	Delaware
L-3 Security Equipment Trading (Beijing) Co., Ltd.	China
L-3 Societá Srl.	Italy
L3 Technologies Australia Group Pty Ltd	Australia
L3 Technologies Canada Group Inc.	Canada
L3 Technologies Canada Inc.	Canada
L3 Technologies Investments Limited	Cyprus

Name of Subsidiary	State or Other Jurisdiction of Incorporation
L3 Technologies MAS Inc.	Canada
L3 Technologies UK Group Ltd	United Kingdom
L3 Technologies, Inc.	Delaware
L-3 Technology & Services UK Ltd	United Kingdom
L3 Unidyne, Inc.	Delaware
L3 Unmanned Systems, Inc.	Texas
L3 Westwood Corporation	Nevada
Linchpin Labs Inc.	Canada
Linchpin Labs Inc.	Delaware
Linchpin Labs Limited	United Kingdom
Linchpin Labs Limited	New Zealand
Linchpin Labs Pty Limited	Australia
L-Tres Comunicaciones Costa Rica, S.A.	Costa Rica
MacDonald Humfrey (Automation) India Private Limited*	India
MacDonald Humfrey (Automation) Limited	United Kingdom
MacDonald Humfrey (Automation) SEA PTE. Ltd.	Singapore
MacDonald Humfrey Automation Middle East Control Systems LLC*	UAE
Manatee Investment, LLC	Delaware
Manu Kai, LLC*	Hawaii
Melbourne Leasing, LLC	Florida
Mustang Technology Group, L.P.	Texas
Narda Safety Test Solutions GmbH	Germany
Narda Safety Test Solutions S.r.l.	Italy
NexGen Communications, LLC	Virginia
Peak Nano Optics, LLC	Delaware
Power Paragon, Inc.	Delaware
Riptide Autonomous Solutions LLC	Delaware
S.C. Harris Assured Communications SRL	Romania
SARL Assured Communications	Algeria
Sovcan Star Satellite Communications Inc.	Canada
SPD Electrical Systems, Inc.	Delaware
Sunshine General Services, LLC	Iraq
TRL Electronics Limited	United Kingdom
TRL Technology Limited	United Kingdom
Wescam Inc.	Canada
Wescam USA, Inc.	Florida
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* Subsidiary of L3Harris Technologies, Inc. less than 100% directly or indirectly owned by L3Harris Technologies, Inc.